EXHIBIT 23.7



 22 March 1999


 The Board of Directors
 Jones Lang LaSalle Incorporated
 Chicago, Illinois



 The Board of Directors
 Jones Lang Wootton Australia Pty Limited
 Level 27, Northpoint
 Miller Street
 NORTH SYDNEY NSW 2060


 Ladies and Gentlemen:


 We agree to the reference to our firm under the caption "Experts" and "Exhibits and Financial Schedules" in the revised Form S-3 Registration Statement with respect to the combined financial statements of the Jones Lang Wootton Australasia Group.


 /s/ Ernst & Young
 ERNST & YOUNG


 Sydney, New South Wales, Australia